Exhibit 10.1

ASSIGNMENT OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, hereinafter called "Assignor", for and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over unto QUEST OIL CORPORATION, hereinafter called "Assignee", all of Assignor’s interest including but not limited to 100% working interest equal to 87.5% NRI, in the following described oil and gas lease:

An Oil and Gas Lease from Clyde L. Shinkle, Nancy Ann Glover formerly Nancy Ann Shinkle, Michael James Shinkle and Darleen Raulston, as Lessors, and W. A. Walker, as Lessee, dated July 15, 2004, recorded in Book 50 at Page 505of the Register of Deeds Office, Greenwood County, Kansas, covering the following described property:

SEE EXHIBIT “A” ATTACHED HERETO

together with the rights incident thereto and the personal property thereon, appurtenant thereto, or used or obtained in connection therewith.

This Assignment is effective the 1st  day of September, 2006, at 12:01 a.m.

Assignor is assigning all operations of the leasehold to Assignee as of the effective date hereof.

All ad valorem taxes attributable to the interest assigned for years prior to 2006 shall be paid by Assignor and 2006 taxes shall be prorated to the effective date. Assignor shall pay Assignee for Assignor’s pro rata share upon receipt of notice of the amount of the 2006 taxes.

Assignor shall pay all leasehold expenses attributable to Assignor’s assigned interest and receive all proceeds of sales up to the effective date. Assignor shall indemnify and hold Assignee harmless from all claims of whatever kind, including costs, expenses and attorney fees arising out of the assigned interest and Assignor’s operations prior to the effective date.

And for the same consideration the Assignor covenants with the Assignee, its successors or assigns: That the Assignor is the lawful owner of and has good title to the interest above assigned in and to said lease, estate, rights and property, free and clear from all liens, encumbrances or adverse claims; That said lease is a valid and subsisting lease on the land above described, and all rentals and royalties due thereunder have been paid and all conditions necessary to keep the same in full force have been duly performed, and that the Assignor will warrant and forever defend the same against all persons whomsoever, lawfully claiming or to claim the same.

EXECUTED THIS 12th day of September, 2006.

/s/ W.A. Walker
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W. A. WALKER